UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 28, 2006, ArvinMeritor, Inc. announced that that it intended, subject to market and other conditions, to offer $200 million aggregate principal amount of convertible senior notes due 2026 to qualified institutional buyers in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended.

On March 1, 2006, ArvinMeritor, Inc. announced the pricing of the offering and an increase in the size of the offering to $260 million aggregate principal amount of convertible senior notes due 2026.

Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The securities offered have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 - Press release of ArvinMeritor, Inc., dated February 28, 2006

99.2 - Press release of ArvinMeritor, Inc., dated March 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By:/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: March 3, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of ArvinMeritor, Inc., dated February 28, 2006.
99.2	Press release of ArvinMeritor, Inc., dated March 1, 2006.